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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated October 21, 1998 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 1998:

                                                                                      SHARES/DOLLARS
 REGISTRATION STATEMENT                           DESCRIPTION                           REGISTERED
 ----------------------                           -----------                         --------------
Form S-8 (33-64420)          1992 Stock Option Plan                                          350,000
Form S-8 (33-01047)          Individual Account Retirement Plan                            1,500,000
Form S-8 (333-28407)         Amended and Restated 1992 Stock Option Plan and 1996            750,000
                             Non-Employee Director Stock Option Plan
Form S-4 (333-46931)         Formation of PKOH Holding Corporation                        11,000,000
Form S-8 (333-58161)         1998 Long-Term Incentive Plan                                   550,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
November 10, 1998